UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 17, 2024 (April 16, 2024)

MCEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 King Street West, Suite 2800 Toronto, Ontario, Canada	M5H 1J9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(866) 441-0690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On April 16, 2024, McEwen Mining Inc. (the “Company” or “McEwen”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Timberline Resources Corporation, a Delaware corporation (“Timberline”) and Lookout Merger Sub, Inc., a Delaware corporation and direct subsidiary of McEwen (“Merger Sub”). The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Timberline, with Timberline surviving and continuing as the surviving corporation as a direct, wholly owned subsidiary of McEwen (such transaction, the “Merger”).

At the Effective Time (as such term is defined in the Merger Agreement), each outstanding share of common stock of Timberline, par value $0.001 per share (each, a “Timberline Share”), will be converted into the right to receive 0.01 (the “Exchange Ratio”) of a share of common stock of McEwen, no par value per share (each, a “Company Share”). Any stockholder of Timberline who would otherwise be entitled to receive a fraction of a Company Share pursuant to the Merger (after taking into account all the Timberline Shares held immediately prior to the Effective Time by such holder) shall have their holdings of Company Shares rounded up to the nearest whole share.

Pursuant to the Merger Agreement, at the Effective Time: (i) each option to acquire Timberline Shares (each, a “Timberline Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and deemed to be fully vested and converted into such number of Timberline Shares equal to (A) the excess, if any, of (1) the volume weighted average price of a Timberline Share for the five trading days ending on, and including, the third trading day immediately preceding the Effective Time over (2) the per share exercise price of such Timberline Option, multiplied by (B) the total number of Timberline Shares subject to such Timberline Option immediately prior to the Effective Time; and (ii) each warrant to purchase Timberline Shares that is outstanding immediately prior to the Effective Time (each, a “Rollover Warrant”) shall be converted into a warrant to acquire a number of Company Shares which shall be determined by multiplying the number of Timberline Shares subject to such Rollover Warrant by the Exchange Ratio and rounding down to the nearest whole number of Company Shares, at an adjusted exercise price calculated by dividing the per share exercise price for the Timberline Shares subject to such Rollover Warrant, as in effect immediately prior to the Effective Time, by the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent.

The Board of Directors of the Company and of Merger Sub have each unanimously approved the Merger Agreement.

The completion of the Merger is subject to satisfaction or waiver of certain customary mutual closing conditions, including (1) the receipt of the required approval from Timberline’s stockholders (the “Timberline Stockholder Approval”), (2) the absence of any order or law prohibiting consummation of the Merger, (3) the effectiveness of the Registration Statement on Form S-4 to be filed by the Company pursuant to which the Company Shares to be issued in connection with the Merger will be registered with the U.S. Securities and Exchange Commission (the “SEC”), and (4) the authorization for listing on the New York Stock Exchange and the Toronto Stock Exchange of the Company Shares to be issued or issuable in connection with the Merger. The obligation of each party to consummate the Merger is also conditioned upon the other party having performed in all material respects its obligations under the Merger Agreement and the other party’s representations and warranties in the Merger Agreement being true and correct (subject to certain materiality qualifiers).

The Merger Agreement contains customary representations and warranties of Timberline and of the Company relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company and Timberline, including a covenant of Timberline relating to using all reasonable best efforts to conduct its business in the ordinary course, subject to certain exceptions, and covenants of Timberline to refrain from taking certain actions without the Company’s consent. The Company and Timberline have also agreed to use their respective reasonable best efforts to cause the Merger to be consummated.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time or the earlier termination of the Merger Agreement, Timberline is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, provide non-public information to third parties and engage in discussions with third parties regarding alternative acquisition proposals. If, however, Timberline receives a bona fide, unsolicited written proposal from a third party prior to obtaining the Timberline Stockholder Consent that could reasonably be expected to lead to a Superior Proposal (as such term is defined in the Merger Agreement), Timberline may engage in discussions with such third party regarding such Superior Proposal, subject to certain conditions.

The Merger Agreement contains termination rights for each of the Company and Timberline, including: (1) by mutual written agreement of the Company and Timberline; (2) by either of the Company or Timberline, if the consummation of the Merger does not occur on or before October 13, 2024 (the “Outside Date”), except that if the Effective Time has not occurred by October 12, 2024 due to the fact the Company’s registration statement is not yet effective but all other conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied) or (to the extent permitted by law) waived, the Outside Date will automatically be extended to November 12, 2024; (3) by either of the Company or Timberline, if the Merger has been made illegal or permanently enjoined from occurring; (4) by either of the Company or Timberline, if the Timberline Stockholder Approval is not obtained following a vote thereon at a special meeting of the stockholders; (5) by either of the Company or Timberline, upon the other party’s uncured breach of the Merger Agreement; (6) by the Company, if the Board of Directors of Timberline effects a Company Adverse Change Recommendation (as such term is defined in the Merger Agreement) prior to obtaining the Timberline Stockholder Approval; or (7) by Timberline, in order to enter into a definitive agreement with respect to a Superior Proposal (as such term is defined in the Merger Agreement). Upon termination of the Merger Agreement under the circumstances described in (6) and (7) of the foregoing sentence, Timberline would be required to pay the Company a termination fee of $400,000.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The parties expect to file the registration statement on Form S-4 containing the Company’s preliminary prospectus and Timberline’s preliminary proxy statement with the SEC within 30 days of signing the Merger Agreement.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Timberline. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreement

Contemporaneously with the execution of the Merger Agreement, each of the directors and officers of Timberline, as well as two other significant stockholders of Timberline, entered into a Voting and Support Agreement with the Company (the “Voting Agreement”), pursuant to which, among other things, such stockholders agreed to vote in favor of the Merger, not to transfer its shares (or any securities convertible into shares) other than in support of the Merger, and not to solicit or negotiate any alternative acquisition proposal. The Voting Agreement does not preclude a director, in his or her capacity as such, from exercising his or her fiduciary duties and electing to terminate the Merger Agreement in the circumstances permitted in the Merger Agreement.

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, the form of which is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Bridge Financing

In connection with the Merger Agreement, on April 16, 2024, the Company and Timberline entered into a promissory note (the “Note”) whereby the Company will provide Timberline with loans as Timberline may request from time to time (each, a “Loan” and, the aggregate of such Loans, the “Principal Amount”). For each calendar month, the Company is not be obligated to make any Loan that would cause the aggregate amount of Loans for such calendar month to exceed the lesser of (i) the monthly budget for each calendar month provided by Timberline to the Company in advance of such applicable month from time to time or (ii) Timberline’s monthly budget, as provided on a schedule to the Note. The Note bears interest at a per annum rate of 15%, accruing monthly, and matures on October 15, 2024 (the “Maturity Date”); provided, however, that the if the Merger Agreement is terminated by Timberline pursuant to Section 7.01(d)(ii) of the Merger Agreement, then the Maturity Date shall be 5 business days following the effective date of such termination; provided further, however, that if the Merger Agreement is terminated by the Company pursuant to Section 7.01(c)(i) or Section 7.01(c)(ii) of the Merger Agreement, then the Maturity Date shall be 20 calendar days following the effective date of such termination. Timberline has the right to prepay the Note, in whole or in part, at any time without penalty.

The Note contains customary terms, including events of default, which, if uncured, entitle the Company to accelerate the due date of the unpaid Principal Amount of, and all accrued and unpaid interest on, the Note.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, the form of which is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 16, 2024, the Company issued a press release relating to its entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including the referenced exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit
No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 16, 2024, by and among McEwen Mining Inc., Lookout Merger Sub, Inc. and Timberline Resources Corporation.
99.1	Form of Voting and Support Agreement
99.2**	Promissory Note by Timberline Resources Corporation in favor of McEwen Mining Inc., dated as of April 16, 2024
99.3	Press release issued by the Company, dated April 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedules so furnished.

**Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the potential transaction, the Company expects to file a registration statement on Form S-4 with the SEC containing a preliminary prospectus of the Company that also constitutes a preliminary proxy statement of Timberline. After the registration statement is declared effective, Timberline will mail a definitive proxy statement/prospectus to its stockholders. This communication is not a substitute for the proxy statement/prospectus or registration statement or for any other document that the Company or Timberline may file with the SEC and send to Timberline’s stockholders in connection with the potential transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND OF TIMBERLINE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by the Company or Timberline through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on its website at https://mcewenmining.com, and copies of the documents filed with the SEC by Timberline will be available free of charge on Timberline’s website at https://timberlineresources.co.

The Company and Timberline and certain of their respective directors, certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the potential transaction under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 15, 2024, and its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on May 1, 2023. Information about the directors and executive officers of Timberline is set forth in its Annual Report on Form 10-K/A for the year ended December 31, 2023, which was filed with the SEC on January 17, 2024. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the potential transaction will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement

With the exception of historical matters, the matters discussed in the press release include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding the potential transaction between the Company and Timberline, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction, projected financial information, future opportunities, and any other statements regarding future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. statements regarding future production and cost estimates, exploration, development, construction and production activities. Key factors that could cause actual results to differ materially from those projected in the forward-looking statements include the ability to obtain the requisite Timberline stockholder approval; uncertainties as to the timing to consummate the potential transaction; the risk that a condition to closing the potential transaction may not be satisfied; the effects of disruption to the Company’s or Timberline’s respective businesses; the effect of the potential transaction on the parties’ stock prices; the effects of industry, market, economic, political or regulatory conditions outside of the parties’ control; transaction costs; the Company’s ability to achieve the benefits from the proposed transaction; the Company’s ability to promptly, efficiently and effectively integrate acquired operations into its own operations; unknown liabilities; and the diversion of management time on transaction-related issues. Other factors that could cause actual results to differ materially from projections or estimates include, among others, future drilling results, metal prices, economic and market conditions, operating costs, receipt of permits, and receipt of working capital, as well as other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCEWEN MINING INC.

Date: April 17, 2024	By:	/s/ Carmen Diges
Carmen Diges
General Counsel